Exhibit 99.1

NEWS RELEASE

Anterix Launches Proposed Follow-On Offering

Woodland Park, NJ - July 15, 2019—pdvWireless, Inc. d/b/a Anterix (or “Anterix”) (NASDAQ: ATEX), today announced the launch of a proposed follow-on public offering of $85,000,000 of common stock. In addition, Anterix expects to grant the underwriters a 30-day option to purchase up to an additional $12,750,000 of common stock from Anterix at the public offering price less the underwriting discount. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Anterix intends to use the net proceeds from this offering for retuning its spectrum by relocating incumbents and acquiring additional spectrum to qualify for broadband licenses and to support broadband use. Additionally, Anterix anticipates using the net proceeds for general corporate purposes, which may include, among other purposes, working capital, pursuing regulatory initiatives at the FCC, capital expenditures, other corporate expenses, and acquisitions of assets, licenses, products, technologies or businesses, although there are no present commitments or agreements to do so.

Morgan Stanley, J.P. Morgan and Evercore ISI are acting as joint book-running managers for the offering. B. Riley FBR and Craig-Hallum Capital Group are acting as co-managers for the offering.

The offering will be made only by means of a prospectus and a related prospectus supplement. Copies of the preliminary prospectus related to the offering may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204; or from Evercore Group L.L.C., c/o Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, or by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on April 22, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Anterix

Anterix (NASDAQ: ATEX) is focused on empowering the modernization of critical infrastructure and enterprise businesses by enabling private broadband connectivity. Our foundational spectrum provides the ability to transform our customers operations to meet new business complexities while achieving higher levels of reliability, resiliency and security. Anterix is the largest holder of licensed spectrum in the 900 MHz band, with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico. Anterix is currently pursuing a regulatory proceeding at the Federal Communications Commission to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of private broadband networks, technologies and solutions. Our chairman and our CEO co-founded Nextel Communications and have over 60 years of combined experience in telecom operations and innovative spectrum initiatives. Anterix is headquartered in Woodland Park, NJ.

Forward-looking Statements

Except for historical information, certain statements in this press release, including statements regarding the completion and the anticipated use of proceeds of the public offering, as well as Anterix’s expectations regarding the completion of its proposed public offering, are forward-looking in nature and are subject to risks, uncertainties and assumptions about Anterix, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the public offering. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Any forward-looking statements are based on Anterix’s current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Anterix makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Anterix’s business in general, please refer to the “Risk Factors” sections in Anterix’s preliminary prospectus supplement filed with the SEC on July 15, 2019, including the documents incorporated by reference therein and its Annual Report on Form 10-K filed with the SEC on May 20, 2019 and certain of its other periodic reports filed with the SEC.

Contacts

Natasha Vecchiarelli

Director of Investor Relations & Corporate Communications

Anterix

973-531-4397

nvecchiarelli@anterix.com